EXHIBIT 21

                            HOST INTERNATIONAL, INC.
                            LISTING OF SUBSIDIARIES



                     DOMESTIC                                                       FOREIGN
----------------------------------------------------        ---------------------------------------------------------

State:  California                                          Country:  Australia
    The Gift Collection, Inc.                                    Marriott Airport Concessions Pty Ltd.
    Host Gifts, Inc.                                             Host Services Pty Ltd.

State:  Delaware                                            Country:  Canada
    Michigan Host, Inc.                                          Host International of Canada, Ltd.
    Host Services of New York, Inc.
    Las Vegas Terminal Restaurants, Inc.                    Country:  Malaysia
    Turnpike Restaurants, Inc.                                   Malay Host Sdn. Bhd.
    Host Marriott Services U.S.A., Inc.
    HMS Holdings, Inc.                                      Country:  The Netherlands
    Cincinnati Terminal Services, Inc.                           Horeca Exploitative Maatschappij Schiphol, B.V.
    Cleveland Airport Services, Inc.                             Host of Holland B.V.
    Marriott Airport Terminal Services, Inc.

State:  Florida
    Sunshine Parkway Restaurants, Inc.

State:  Kansas
    Host International, Inc. of Kansas

State:  Maryland
    Host International, Inc. of Maryland
    Marriott Family Restaurants, Inc.

State:  Ohio
    Gladieux Corporation

State:  Texas
    Host Services, Inc.



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